POLARIS INDUSTRIES INC.
STOCK OPTION AGREEMENT

«First» «Middle» «Last»	SSN: «SSN»
In accordance with the terms of the Polaris Industries Inc. 2007 Omnibus Incentive Plan (the “Plan”), Polaris Industries Inc. (the “Company”), as determined by and through the Compensation Committee of the Company’s Board of Directors, hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Stock Option Agreement (including Annex A hereto and all documents incorporated herein by reference) the right and option (the “Option”) to purchase from the Company shares of its common stock, $.01 par value, as set forth below:

Number of shares of Common Stock for which the Option is exercisable:	«Options»

Date of Grant:	________, 20____

Option Price:	$______

Vesting:	100% on ________, 20____

Expiration Date:	Close of business on ________, 20____

Exercise Period:	Date of Vesting through Expiration Date
Further terms and conditions of the grant are set forth in Annex A hereto, which is an integral part of this Stock Option Agreement.
All terms, provisions and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. The Participant hereby acknowledges the receipt of a copy of this Stock Option Agreement, including Annex A hereto, and a copy of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof.
IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by its Vice President-Finance, Chief Financial Officer and Secretary, and the Participant has executed this Stock Option Agreement, both effective as of the Date of Grant.

POLARIS INDUSTRIES INC.

Michael W. Malone
Vice President-Finance, Chief Financial Officer and Secretary

Agreed:
________________________
Participant
Dated: __________________
Attachment: Annex A

ANNEX A
NONQUALIFIED STOCK OPTION
      I am pleased to inform you that you are the recipient of a stock option award under the Polaris Industries Inc. 2007 Omnibus Incentive Plan (the “Plan”).
      This stock option award was approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Section 6.2 of the Plan provides that all stock option awards under the Plan be made pursuant to an award agreement between the recipient and the Company. This Annex A, together with the cover sheet hereto, sets forth a Stock Option Agreement (“Agreement”) to confirm and formalize your agreement with the Company with respect to your stock option award and is entered into under and pursuant to all of the terms and provisions of the Plan. In conformity with the Plan, you and the Company agree as follows:
1.	Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to you the right and option to purchase from the Company up to, but not exceeding in the aggregate, the number of shares of the Common Stock, par value $.01 per share (“Common Stock”) of the Company set forth on the cover sheet to this Agreement (the “Option”), at an exercise price of $_____ per share (the “Exercise Price”) and for the period (the “Option Term”) beginning on ________, 20____ (the “Date of Grant”) and ending on ________, 20____ (unless earlier terminated in accordance with Paragraph 6 of this Agreement). The Exercise Price set forth herein equals the Fair Market Value, as defined in the Plan, on the Date of Grant, of the shares of Common Stock subject to the Option.

2.	This Agreement grants to you a nonqualified stock option.

3.	The Option granted to you hereunder shall become exercisable (“vest”) on the third anniversary of the Date of Grant (the “Vesting Date”). Once the Option has vested, it may be exercised, in whole or in part, at any time and from time to time during the remainder of the Option Term except as set forth herein.

Notwithstanding the foregoing, the Option shall vest and become immediately exercisable upon a “Change in Control” of the Company. A “Change in Control” shall be deemed to have occurred if:
      (a) Any election has occurred of persons to the Board of Directors of the Company (the “Board”) that causes at least one-half of the Board to consist of persons other than (x) persons who were members of the Board on January 1, 2008 and (y) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of the Board consisted of persons who were members of the Board on January 1, 2008; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (x) and/or (y) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (x) (persons described or deemed described in clauses (x) and/or (y) are referred to herein as “Incumbent Directors”); or
      (b) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section

13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities (as defined below) equal to or greater than 35% of the Company Voting Securities unless such acquisition has been designated by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or
      (c) Any of the following: (x) a liquidation or dissolution of the Company; (y) a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, (A) the Company is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the board of directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or disposition, at least one-half of the board of directors of the transferee consists of Incumbent Directors.
As used herein, “Company Voting Securities” means the combined voting power of all of outstanding voting securities of the Company entitled to vote generally in the election of the Board.

4.	Except as otherwise provided in this Section 4, you may exercise the Option, in whole or in part, by delivering to the Company a Notice of Exercise of Stock Option, in the form set forth as Exhibit A hereto, together with (i) a check payable to the order of the Company and/or (ii) shares of Common Stock with a stock power executed in blank, equal in value to the Exercise Price of the shares of Common Stock being purchased. You may not exercise the Option with respect to a fractional share of Common Stock. Shares of Common Stock surrendered in exercise of the Option shall be valued at their Fair Market Value, as such term is defined in the Plan, on the date of exercise. With the approval of, and under the terms and conditions specified by, the Committee, you also may exercise the Option in accordance with a cashless exercise program by electing to have withheld from shares otherwise issuable to you upon exercise of the Option a number of shares of Common Stock whose Fair Market Value, as such term is defined in the Plan, on the date of exercise is equal to the Exercise Price of the shares of Common Stock being purchased.

If permitted by the Company at the time of exercise, the Option may also be exercised by providing a notice of exercise to a third party administrator (as the Company’s agent) by or through any means permitted by such third party administrator from time to time, including, without limitation, by providing notice of exercise to the third party administrator by telephone or by using the third party administrator’s Internet web site to provide notice of exercise, and in such event, the notice of exercise may be provided, but shall not be required to be provided, in writing. For purposes hereof, “third party administrator” means E*Trade Financial Corporate Services as the Company’s third party stock option administrator, or, as applicable, any successor third party stock option administrator designated by the Committee. The transfer of shares of Common Stock issuable to you in connection with the exercise of the Option may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

5.	The Company will notify you of the amount of withholding tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Option. The Company may deduct such amount from your regular salary payments or other compensation otherwise due and owing to you. If the full amount of the withholding tax cannot be recovered in this manner, you must, promptly upon the receipt of such notice, remit the deficiency to the Company. In the Committee’s discretion, you may be permitted to elect to have withheld from shares otherwise issuable to you upon exercise of the Option, or to tender to the Company, a number of shares of Common Stock whose Fair Market Value, as such term is defined in the Plan, on the date of exercise equals the amount required to be withheld.

6.	If your employment by the Company and its Affiliates terminates prior to the expiration of the Option Term and before the Option has been exercised in full, the following rules apply:
      (a) If your employment by the Company and its Affiliates terminates on or before the Vesting Date for any reason other than disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the “Code”)), death, or retirement on or after normal retirement age or early retirement in accordance with the applicable retirement policy of the Company and its Affiliates, the Option shall terminate on the date of termination of your employment and be of no further force and effect.
      (b) If your employment by the Company and its Affiliates terminates after the Vesting Date for any reason other than disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (the “Code”)), death, or retirement on or after normal retirement age or early retirement in accordance with the applicable retirement policy of the Company and its Affiliates, the portion of the Option that has not yet been exercised on the date of termination shall continue to be exercisable for a period of thirty (30) days after such date, but not after the expiration of the Option Term.
      (c) If your employment by the Company and its Affiliates terminates on or before the Vesting Date by reason of early retirement in accordance with the applicable retirement policy of the Company and its Affiliates, the Option shall terminate on the date of termination of your employment and be of no further force and effect.
      (d) If your employment by the Company and its Affiliates terminates after the Vesting Date by reason of early retirement in accordance with the applicable retirement policy of the Company and its Affiliates, the portion of the Option that has not yet been exercised on the date of termination shall continue to be exercisable for a period of three (3) years after such date, but not after the expiration of the Option Term.
      (e) If your employment with the Company and its Affiliates terminates by reason of your death: (i) if such termination takes place on or before the Vesting Date, the Option shall vest immediately and become exercisable in accordance with its terms during the period specified in clause (ii) of this Section 6(e) ; and (ii) irrespective of whether the Option vested prior to such termination of employment or in accordance with the immediately preceding clause (i), the portion of the Option that has not yet been exercised shall continue to be exercisable for a period of one (1) year following the date of termination of employment with the Company and its Affiliates by reason of your death, but not after the expiration of the Option Term.
      (f) If your employment with the Company and its Affiliates terminates by reason of your disability (within the meaning of Section 22(e)(3) of the Code) or retirement on or after normal retirement age in accordance with the applicable retirement policy of the Company and its Affiliates: (i) if such termination takes place on or before the Vesting Date, the Option shall vest immediately and become exercisable during the period specified in clause (ii) of this Section 6(f); and (ii) irrespective of whether the Option vested prior to such termination of employment or in accordance with the immediately preceding clause (i), the portion of the Option that has not yet been exercised shall continue to be exercisable for a period of three (3) years following the date of termination of employment with the Company and its Affiliates by reason of your disability (within the meaning of Section 22(e)(3) of the Code) or retirement on or after normal retirement age in accordance with the applicable retirement policy of the Company and its Affiliates, but not after the expiration of the Option Term.
7.	In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Common Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares of Common Stock, exchange of shares of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of your rights under this Agreement, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares of Common Stock that may be issued under this Agreement, and/or the Exercise Price.

The Committee may also make appropriate adjustments in, or modify, the terms of the Option in connection with, or in anticipation of, any of the foregoing corporate events or transactions, including adjustments and/or modifications of the expiration dates of the Option. The determination of the Committee as to the foregoing adjustments if any, shall be conclusive and binding on you.

8.	Nothing contained in this Agreement or in the Plan shall be deemed to confer upon you any right to prevent or to approve or vote upon any of the corporate actions described in Section 7. The existence of the Option granted in this Agreement shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.	Whenever you are referred to in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, such references will be deemed to include such person or persons.

10.	You may not transfer the Option granted under this Agreement otherwise than by will or the laws of descent and distribution and only you may exercise the Option during your lifetime. No assignment or transfer of the Option granted under this Agreement, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Option shall terminate and become of no further effect.

11.	You shall not be deemed for any purpose to be a shareholder of the Company in respect of shares of Common Stock as to which the Option has not been exercised as provided in this Agreement.

12.	Nothing in this Agreement or the Plan shall confer upon you any right to continue in the employ of the Company or shall affect the right of the Company to terminate your employment with or without cause.

13.	Notwithstanding any other provision of this Agreement, no exercise of the Option or issuance of shares of Common stock pursuant to this Agreement shall be effective if (i) the shares of Common Stock reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exception from registration, or (ii) such exercise or issuance would violate any applicable securities or other law or regulation or a Company trading policy. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Option or the issuance of the shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

14.	No amounts of income received by you pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

15.	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if you knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if you are one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, you shall forfeit and return to the Company any shares of Common Stock issued to you pursuant to the exercise of the Option during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

16.	Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by you to the Company shall be mailed or delivered to the

Company at its office at 2100 Highway 55, Medina, Minnesota 55340, and all notices or communications by the Company to you may be given to you personally or may be mailed to you at the address indicated in the Company’s records as your most recent mailing address.

17.	This Agreement shall be construed, governed, and interpreted under the laws of the State of Minnesota, except the conflicts of laws provisions thereof.

18.	This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between you and the Company regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

19.	If any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby.

20.	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and your heirs and personal representatives.

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTION
      Pursuant to the provisions of the Stock Option Agreement entered into as of ________, 20____ between Polaris Industries Inc. (the “Company”) and me (the “Agreement”), I hereby exercise the nonqualified stock option granted under the terms of the Agreement to the extent of ____________ shares of the Common Stock of the Company. I deliver to the Company herewith the following in payment for such shares:
•	$_______________in cash

•	Stock certificates for _______________shares of Common Stock

•	Other consideration: _______________(i.e. cashless exercise, if approved by the Company)

Date: ____________________
Optionee (Print Name)

Signature

Address

Social Security Number